UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  January 24, 2018

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

 (Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 18, 2018, DPW Holdings, Inc., formerly known as Digital Power Corporation (“DPW”) and Libertas Funding LLC (“Libertas”), entered into a Future Receivables Sale Agreement pursuant to which DPW and Libertas collectively sold the rights of up to $594,000 in future receivables of DPW for $400,000. If DPW pays Libertas by March 18, 2018, the purchased amount will be discounted to $472,000. Until that date, no specific payment schedules are required.

After March 18, 2018, if DPW has not paid the $497,000, DPW agrees to pay the aggregate of $594,000 in future receipts under the following terms. DPW will be obligated to pay $35,357.15 on a weekly basis until the purchased price of $594,000 has been paid in full.

The term Future Receipts means cash, check, ACH, credit card, debit card, bank card, charged card or other form of monetary payment. In connection with entering into the agreement, DPW paid a $12,000 due diligence fee. In addition, the purchase price of $400,000 has been personally guaranteed by Philou Ventures, LLC, DPW’s largest shareholder and by Milton and Kristine Ault, two of DPW’s directors. The proceeds will be used to pay suppliers and vendors in connection with DPW’s fulfillment of its $50 million purchase order with MTIX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: January 24, 2018	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer